[Letterhead of KPMG Hungaria Kft.]

                       Report of the Independent Auditor
         to the Shareholders of Retail Chains Hungary Kereskedelmi Kft.

We have audited the balance sheet of Retail Chains Hungary Kereskedelmi Kft. (the company) as at 31 December 1996 and 1995, and the consolidated balance sheets of the company and its subsidiaries as at such dates, and the related statements of income, shareholders' equity and cash flows for the years ended on such dates (hereafter financial statements). These financial statements are the responsibility of the Company's Board of Directors and its management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors' Regulations (Manner of Auditor's Performance) 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether due to error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The above mentioned financial statements were prepared on the basis of the historical cost convention, in historical values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel. Condensed data in nominal historical values, on the basis of which the adjusted financial statements were prepared, is presented in Note 21.

In our opinion, the above financial statements present fairly, in all material respects, the financial position of the company and the consolidated financial position of the company and its subsidiaries as at 31 December 1996 and 1995 and the results of its operations, the changes in the shareholders' equity and its cash flows for each of the years ended in such dates, in conformity with generally accepted accounting principles.

Without qualifying our opinion, we draw your attention to note 19, post balance sheet events, which discusses the decision made by the quotaholders to start a liquidation process from 15 January 1997.

February 28, 1997

KPMG Hungaria Kft.

/s/ Michael Kevehazi

Michael Kevehazi
Partner